Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT
by and between
3M COMPANY
and
SOLVENTUM CORPORATION
dated as of
[●], 2024

-i-

8.3	Workers’ Compensation Liabilities	15
8.4	Payroll Taxes and Reporting of Compensation	15
8.5	Non-U.S. Arrangements	15

ARTICLE IX U.S. POST-RETIREMENT HEALTHCARE AND LIFE INSURANCE BENEFITS		15
9.1	Establishment of Post-Retirement Plans	15
9.2	Assumption of Liabilities	15
9.3	VEBA	16

ARTICLE X EQUITY AWARD ADJUSTMENTS		16
10.1	Equity Award Adjustments.	16
10.2	Non-U.S. Grants/Awards.	19
10.3	Miscellaneous Award Terms.	19

ARTICLE XI GENERAL AND ADMINISTRATIVE		19
11.1	Sharing of Participant Information	19
11.2	Reasonable Efforts/Cooperation	20
11.3	No Third-Party Beneficiaries	20
11.4	Fiduciary Matters	20
11.5	Consent of Third Parties	21

ARTICLE XII MISCELLANEOUS		21
12.1	Effectiveness	21
12.2	Effect If Effective Time Does Not Occur	21
12.3	Relationship of Parties	21
12.4	Affiliates	21
12.5	Incorporation of Separation Agreement Provisions	21
-ii-

EMPLOYEE MATTERS AGREEMENT
This Employee Matters Agreement (this “Agreement”), dated as of [●], 2024, is entered into by and between 3M Company (“Parent”), a Delaware corporation, and Solventum Corporation (“SpinCo”), a Delaware corporation.
RECITALS
WHEREAS, Parent and SpinCo have entered into a Separation and Distribution Agreement pursuant to which the Parties have set out the terms on which, and the conditions subject to which, they wish to implement the Separation, the Initial Distribution and the other transactions contemplated thereby (each as defined therein) (such agreement, as amended or restated from time to time, the “Separation Agreement”).
WHEREAS, in connection therewith, Parent and SpinCo have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and other employment matters.
NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Capitalized words and expressions and variations thereof used in this Agreement shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Separation Agreement.
“Agreement” has the meaning set forth in the recitals.
“Benefit Plan” means, with respect to an entity or any of its Subsidiaries, (a) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and each other employee or director benefits arrangement, policy or payroll practice (including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock option or other equity-based compensation, hospitalization, medical insurance or life insurance) and (b) each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), occupational pension plan or arrangement or other pension arrangement, in the case of each of clauses (a) and (b), sponsored or maintained by such entity or any of its Subsidiaries, or to which such entity or any of its Subsidiaries is a party, contributes or is required to contribute. When immediately preceded by “Parent,” Benefit Plan means any Benefit Plan sponsored, maintained, contributed to or required to be contributed to by a Parent Entity or to which a Parent Entity is a party. When immediately preceded by “SpinCo,” Benefit Plan means any Benefit Plan sponsored, maintained, contributed to or required to be contributed to by a SpinCo Entity or to which a SpinCo Entity is a party.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.
“Collective Bargaining Agreement” means any collective bargaining, works council or similar agreement or arrangement with any labor union, works council or other labor representative applicable to any SpinCo Employee.
“DSU Award” (a) when immediately preceded by “Parent,” means an award of deferred stock units in respect of Parent Shares issued under a Parent Long-Term Incentive Plan, and (b) when immediately preceded by “SpinCo,” means an award of deferred stock units in respect of SpinCo Shares issued under a SpinCo Long-Term Incentive Plan (including awards as converted pursuant to Article X).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in effect thereunder.
“Former Employee” means any individual who, as of immediately prior to the Effective Time, is a former employee of Parent and its Subsidiaries (including SpinCo and its Subsidiaries).
“Former Parent Employee” means any Former Employee other than a Former SpinCo Employee.
“Former SpinCo Employee” means any Former Employee associated with Parent’s healthcare business as determined by Parent, regardless of whether such employee was ever employed by a SpinCo Entity. Parent shall maintain a list of Former SpinCo Employees with respect to severance and each benefit plan or arrangement for which SpinCo shall assume Liabilities relating to Former SpinCo Employees (including, for clarity, Liabilities relating to beneficiaries of Former SpinCo Employees as applicable) pursuant hereto, each of which list may be updated by Parent from time to time, including after the Distribution, and shall be provided to SpinCo periodically.
“Health and Welfare Plans” means any Benefit Plan established or maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical (including PPO, EPO and HDHP coverages), dental, prescription, vision, short-term disability, long-term disability, life and AD&D, employee assistance, group legal services, wellness, cafeteria (including premium payment, health flexible spending account and dependent care flexible spending account components), travel reimbursement, transportation, or other benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs or day care centers, scholarship funds, or prepaid legal services, including any such plan, fund or program as defined in Section 3(1) of ERISA.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996.

“Option” (a) when immediately preceded by “Parent,” means an option (either nonqualified or incentive) to purchase Parent Shares pursuant to a Parent Long-Term Incentive Plan, and (b) when immediately preceded by “SpinCo,” means an option (either nonqualified or incentiveto) to purchase SpinCo Shares pursuant to a SpinCo Long-Term Incentive Plan.
“Parent” has the meaning set forth in the recitals.
“Parent 401(k) Plan” means the 3M Savings Plan, the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Puerto Rico, Inc. Employees’ Savings Plan, each as in effect as of the time relevant to the applicable provision of this Agreement.
“Parent Deferred Compensation Plans” means the Parent Deferred Compensation Excess Plan and the Parent VIP Excess Plan, each as in effect as of the time relevant to the applicable provisions of this Agreement.
“Parent Employee” means each individual designated by Parent to be an employee of Parent Group as of immediately following the Effective Time.
“Parent Entity” means any member of the Parent Group.
“Parent Long-Term Incentive Plan” means the Parent 2016 Long-Term Incentive Plan or the Parent 2008 Long-Term Incentive Plan, each as in effect as of the time relevant to the applicable provisions of this Agreement.
“Parent Post-Separation Value” means the simple average of the closing per-share price of Parent Shares trading on the NYSE for the first three (3) full trading days immediately after the Effective Time.
“Parent Pre-Separation Value” means the closing per-share price of Parent Shares trading “regular way with due bills” on the NYSE as of the last day prior to the Effective Time.
“Parent Ratio” means (a) the Parent Pre-Separation Value divided by (b) the Parent Post-Separation Value.
“Parent U.S. Non-Qualified DB Pension Plans” means the Parent Global Retirement Plan, Parent Nonqualified Pension Plan I, Parent Nonqualified Pension Plan II and Parent Nonqualified Pension Plan III, each as in effect as of the time relevant to the applicable provisions of this Agreement.
“Parent U.S. Pension Trust” means the trust relating to the Parent Employee Retirement Income Plan.
“Parent U.S. Qualified DB Pension Plan” means the Parent Employee Retirement Income Plan as in effect as of the time relevant to the applicable provisions of this Agreement.
“Parties” means Parent and SpinCo, and “Party” means either Parent or SpinCo.

“Performance Share Award” (a) when immediately preceded by “Parent,” means an award of rights to receive Parent Shares contingent upon the achievement of performance goals issued under a Parent Long-Term Incentive Plan, and (b) when immediately preceded by “SpinCo,” means an award of rights to receive SpinCo Shares contingent upon the achievement of performance goals issued under a SpinCo Long-Term Incentive Plan.
“RSU Award” (a) when immediately preceded by “Parent,” means an award of restricted stock units in respect of Parent Shares issued under a Parent Long-Term Incentive Plan, and (b) when immediately preceded by “SpinCo,” means an award of restricted stock units in respect of SpinCo Shares issued under a SpinCo Long-Term Incentive Plan (including awards as converted pursuant to Article X).
“SAR” (a) when immediately preceded by “Parent,” means an award of stock appreciation rights in respect of Parent Shares pursuant to a Parent Long-Term Incentive Plan, and (b) when immediately preceded by “SpinCo,” means an award of stock appreciation rights in respect of SpinCo Shares pursuant to a SpinCo Long-Term Incentive Plan.
“Separation Agreement” has the meaning set forth in the recitals.
“SpinCo” has the meaning set forth in the recitals.
“SpinCo 401(k) Plan” means each 401(k) plan established by SpinCo.
“SpinCo 401(k) Plan Trust” means a trust relating to the SpinCo 401(k) Plan intended to qualify under Section 401(a) and be exempt under Section 501(a) of the Code.
“SpinCo Deferred Compensation Plans” means the SpinCo Deferred Compensation Excess Plan and the SpinCo VIP Excess Plan, in each case, as adopted by SpinCo pursuant to Section 7.1.
“SpinCo Employee” means each individual designated by Parent to be an employee of SpinCo Group as of immediately following the Effective Time. Parent shall maintain a list of SpinCo Employees and may update such list from time to time, including after the Distribution.
“SpinCo Entity” means any member of the SpinCo Group.
“SpinCo Equity Award” means each SpinCo Option, SpinCo SAR, SpinCo RSU Award and SpinCo DSU Award.
“SpinCo Long-Term Incentive Plan” means the SpinCo 2024 Long-Term Incentive Plan.
“SpinCo Ratio” means (a) the Parent Pre-Separation Value divided by (b) SpinCo Stock Value.
“SpinCo Stock Value” means the simple average of the closing per-share price of SpinCo Shares trading on [ ] for the first three (3) full trading days immediately after the Effective Time.

“SpinCo U.S. Non-Qualified DB Pension Plan” means a non-qualified defined benefit pension plan established by SpinCo pursuant to Section 6.1.
“SpinCo U.S. Pension Trust” means a trust relating to a SpinCo U.S. Qualified DB Pension Plan.
“SpinCo U.S. Qualified DB Pension Plan” means a qualified defined benefit pension plan established by SpinCo pursuant to Section 6.1.
ARTICLE II
GENERAL PRINCIPLES
2.1    Assumption and Retention of Liabilities; Related Assets.
(a)    As of the Effective Time, except as expressly provided otherwise in this Agreement, Parent shall assume or retain (or cause a Parent Entity to assume or retain) and Parent hereby agrees to (or agrees to cause the applicable Parent Entity to) pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under Parent Benefit Plans with respect to Parent Employees, Former Employees and their respective dependents and beneficiaries, (ii) all Liabilities with respect to the employment or termination of employment of Parent Employees and Former Employees, and (iii) any other Liabilities expressly assigned to any Parent Entity under this Agreement, including, for clarity, in the case of each of clauses (i) through (iii), any such Liabilities resulting from any litigation, claims, disputes, penalties, agency inquiries or enforcement actions. All assets held in trust to fund the Parent Benefit Plans and all insurance policies funding the Parent Benefit Plans shall be Parent Assets, except to the extent specifically provided otherwise in this Agreement.
(b)    As of the Effective Time, except as expressly provided otherwise in this Agreement, SpinCo shall assume or retain (or cause a SpinCo Entity to assume or retain) and SpinCo hereby agrees to (or agrees to cause the applicable SpinCo Entity to) pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under SpinCo Benefit Plans, (ii) all Liabilities with respect to the employment or termination of employment of SpinCo Employees, and (iii) any other Liabilities expressly assigned to any SpinCo Entity under this Agreement, including, for clarity, in the case of each of clauses (i) through (iii), any such Liabilities resulting from any litigation, claims, disputes, penalties, agency inquiries or enforcement actions. All assets held in trust to fund the SpinCo Benefit Plans and all insurance policies funding the SpinCo Benefit Plans shall be SpinCo Assets, except to the extent specifically provided otherwise in this Agreement.
2.2    Individual Agreements. As of the Effective Time, subject to applicable Law, any individual employment agreement, retention, severance or change in control agreement, or other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a Parent Entity and a SpinCo Employee shall be assigned by such Parent Entity to a SpinCo Entity and assumed by such SpinCo Entity; provided that the Parent Entity shall retain the right (whether directly or through directing such SpinCo Entity) to enforce any such restrictive covenants against the applicable SpinCo Employee, it being understood that the Parent Entity shall pay such SpinCo Entity for any costs incurred in connection with such enforcement. As of the Effective Time, subject to applicable Law, any individual employment agreement, retention, severance or change in control agreement, or other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a SpinCo Entity and a Parent Employee shall be assigned by such SpinCo Entity to a Parent Entity and assumed by such Parent Entity; provided that the SpinCo Entity shall retain the right (whether directly or through directing such Parent Entity) to enforce any such restrictive covenants against the applicable Parent Employee, it being understood that the SpinCo Entity shall pay such Parent Entity for any costs incurred in connection with such enforcement.
2.3    Commercially Reasonable Efforts. Parent and SpinCo shall use commercially reasonable efforts to (a) enter into any necessary agreements and adopt any necessary amendments to any applicable benefit plans to accomplish the assumptions and transfers contemplated by this Agreement, and (b) provide for the maintenance of necessary participant records (including protecting and securing any participant records or data transferred in connection with the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement), the appointment of trustees and the engagement of recordkeepers, investment managers, providers, insurers and other third parties reasonably necessary to maintaining and administering the Parent Benefit Plans and SpinCo Benefit Plans.
2.4    Regulatory Compliance. Parent and SpinCo shall, in connection with the actions taken pursuant to this Agreement, reasonably cooperate in (a) making any and all appropriate filings required under the Code, ERISA and any applicable Law, (b) implementing all appropriate communications with participants, (c) transferring appropriate records and (d) taking all such other actions as the Parties may reasonably determine to be necessary or appropriate to implement the provisions of this Agreement in a timely manner.
2.5    Non-U.S. Jurisdictions. Arrangements relating to the subject matter of this Agreement outside the United States shall be subject to the provisions of this Agreement, except as otherwise required by applicable Law or expressly provided in applicable Local Transfer Agreements.
ARTICLE III
TRANSFER OF EMPLOYEES
3.1    Transfer of Employees.
(a)    Except as otherwise agreed by the Parties, no later than the Effective Time, the applicable member of Parent Group or SpinCo Group shall have taken all necessary actions to ensure that, as of immediately following the Effective Time, (i) each SpinCo Employee is employed by a member of SpinCo Group, and (ii) each Parent Employee is employed by a member of Parent Group.
(b)    In the event the transfer of any employees in accordance with Section 3.1(a) is delayed beyond the Effective Time, (i) Parent shall reimburse SpinCo for all compensation, benefits and other costs reasonably incurred by SpinCo with respect to any Parent Employee for the period from the Effective Time to the completion of the contemplated transfer, as determined by SpinCo in good faith in accordance with principles set forth in Schedule 3.1 to this Agreement, and (ii) SpinCo shall reimburse Parent for all compensation, benefits and other costs reasonably incurred by Parent with respect to any SpinCo Employee for the period from the Effective Time to the completion of the contemplated transfer, as determined by Parent in good faith in accordance with principles set forth in Schedule 3.1 to this Agreement.
(c)    Parent and SpinCo agree to comply, and cause their respective Subsidiaries to comply, with all applicable Law affecting the automatic transfer of employees on the sale, transfer or continuation of a business and to work to provide an orderly transition for employees whose employment will automatically transfer pursuant to applicable Law in connection with the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement. Each Party agrees to execute, and seek to have the applicable employee execute, such documentation as may be necessary to effectuate the foregoing.
3.2    Severance.
(a)    Except as required by applicable Law or as otherwise expressly provided herein, a SpinCo Employee shall not be deemed to have terminated employment for purposes of determining eligibility for severance benefits or otherwise in connection with or in anticipation of the consummation of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement. SpinCo shall be solely responsible for all Liabilities arising out of or relating to the termination or alleged termination of any SpinCo Employee or Former SpinCo Employee’s employment that occurs prior to, as a result of, in connection with or following the consummation of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing payments and benefits, under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation and taxes).
(b)    Except as required by applicable Law, a Parent Employee shall not be deemed to have terminated employment for purposes of determining eligibility for severance benefits or otherwise in connection with or in anticipation of the consummation of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement. Parent shall be solely responsible for all Liabilities arising out of or relating to the termination or alleged termination of any Parent Employee or Former Parent Employee’s employment that occurs prior to, as a result of, in connection with or following the consummation of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing payments and benefits, under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation and taxes).

3.3    Not a Change in Control. The Parties hereto agree that none of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement constitutes a “change in control,” “change of control” or similar term within the meaning of any Parent Benefit Plan or SpinCo Benefit Plan.
ARTICLE IV
TERMS OF EMPLOYMENT FOR SPINCO EMPLOYEES
4.1    Service Credit. Following the Effective Time, SpinCo shall, or shall cause the applicable SpinCo Enity to, recognize for all purposes the service with Parent and its Subsidiaries (and any predecessor thereto) prior to the Effective Time of each SpinCo Employee who is employed by a Parent Entity or SpinCo Entity as of immediately prior to the Effective Time, including for purposes of eligibility, vesting and other benefit affecting determinations; provided, however, that in no event will any SpinCo Entity be obligated to recognize such service to the extent doing so would result in duplication of benefits for the same period of service. With respect to any SpinCo Benefit Plan that provides welfare benefits, SpinCo shall, or shall cause the applicable member of SpinCo Group to, (a) cause any preexisting condition limitations or eligibility waiting periods under such plan to be waived with respect to such SpinCo Employee and his or her eligible dependents to the extent such limitation would have been waived or satisfied under the Parent Benefit Plan in which such SpinCo Employee participated immediately prior to the Effective Time and (b) for the plan year that includes the Effective Time, credit each SpinCo Employee and his or her eligible dependents for any co-payments or deductibles incurred by such SpinCo Employee and his or her eligible dependents in such plan year for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such SpinCo Benefit Plan. Such credited expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.
4.2    Incentive Plans.
(a)    Annual Incentive Plans. SpinCo shall establish annual incentive plans for 2024 and be responsible for the payment of annual incentives to SpinCo Employees thereunder. Parent shall retain all Liabilities with respect to any incentives payable under its annual incentive plans to Parent Employees in respect of 2024.
(b)    Cash Long-Term Incentive Awards and Retention Awards. SpinCo shall be responsible for the payment of cash long-term incentive awards and retention awards (including any awards payable in connection with the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement) to SpinCo Employees pursuant to any applicable Parent Benefit Plan. Parent shall be responsible for all other payments in respect of cash long-term incentive awards and retention awards (including any awards payable in connection with the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement) due under Parent Benefit Plans.

4.3    Collective Bargaining.
(a)    As of the Effective Time, SpinCo shall, or shall cause one of its Subsidiaries to, (i) recognize each collective bargaining or other labor representative then representing any SpinCo Employee and (ii) assume and agree to be bound by each collective bargaining or other labor agreement with respect to any SpinCo Employee, in each case to the extent required by applicable Law or Collective Bargaining Agreement.
(b)    The Parties shall cooperate and take all actions reasonably necessary or appropriate with respect to any requirement under applicable Law or Collective Bargaining Agreement to notify the collective bargaining or other labor representatives of SpinCo Employees of this Agreement and the transactions contemplated hereby and to provide such information and engage in such notifications, consultations or co-determination procedures with such representatives as may be required by applicable Law or Collective Bargaining Agreement.
ARTICLE V
DEFINED CONTRIBUTION PLANS
5.1    Establishment of 401(k) Plan. Effective on or before the Distribution Date, SpinCo shall establish the SpinCo 401(k) Plan and the SpinCo 401(k) Plan Trust. As soon as practical following the Distribution Date, Parent shall cause the accounts of SpinCo Employees (and the accounts of alternate payees associated with SpinCo Employees) in the corresponding Parent 401(k) Plan to be transferred to the SpinCo 401(k) Plan and the SpinCo 401(k) Plan Trust in cash or such other assets as mutually agreed by Parent and SpinCo, and SpinCo shall cause the SpinCo 401(k) Plan to assume and be solely responsible for all Liabilities under the SpinCo 401(k) Plan to or relating to SpinCo Employees (and alternate payees associated with SpinCo Employees) whose accounts are transferred from the corresponding Parent 401(k) Plan. Parent may cause the Parent 401(k) Plan to transfer funds from the forfeiture accounts of such plan to the corresponding SpinCo 401(k) Plan and the SpinCo 401(k) Plan Trust in an amount determined by Parent, which funds shall be used to pay for recordkeeping services in respect of such SpinCo 401(k) Plan. Parent and SpinCo agree to cooperate in making all appropriate filings and taking all reasonable actions necessary or appropriate to implement the foregoing; provided that SpinCo acknowledges that it will be responsible for complying with any requirements and applying for any determination letters with respect to the SpinCo 401(k) Plan. SpinCo agrees to adopt any plan amendments required to implement design changes to the SpinCo 401(k) Plan communicated by Parent to SpinCo Employees on or before Distribution Date.
5.2    Company Stock in 401(k) Plans. Parent and SpinCo shall each separately assume sole responsibility for ensuring that their respective 401(k) plans are administered and maintained in compliance with applicable Law with respect to holding shares of their respective common stock and common stock of the other entity.
5.3    Participation; Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement shall trigger a payment or distribution of compensation under any Parent 401(k) Plan or SpinCo 401(k) Plan for any participant and, consequently, that the payment or distribution of any compensation to which any participant is entitled under any such plan shall occur upon such participant’s separation from service from the Parent Group or SpinCo Group or at such other time in accordance with participant’s deferral election or as otherwise provided in the applicable plan.
ARTICLE VI
DEFINED BENEFIT PLANS
6.1    U.S. Qualfied DB Pension Plan.
(a)    Prior to the Distribution Date, Parent shall have caused a member of the SpinCo Group to (i) adopt the SpinCo U.S. Qualified DB Pension Plan, which shall have provisions that substantially mirror the Parent U.S. Qualified DB Pension Plan (other than with respect to provisions regarding sponsorship and administration which shall reflect the Distribution), and (ii) adopt and enter into the SpinCo U.S. Pension Trust, which shall have provisions that substantially mirror the Parent U.S. Pension Trust (other than with respect to provisions regarding sponsorship and administration which shall reflect the Distribution). Parent and SpinCo agree to cooperate in making all appropriate filings and taking all reasonable actions necessary or appropriate to implement the actions set out in this Article VI; provided that SpinCo acknowledges that it will be responsible for complying with any requirements and applying for any determination letters with respect to the SpinCo U.S. Qualified DB Pension Plan.
(b)    Effective as of the Distribution Date, Parent and SpinCo shall take all action necessary to effectuate the transfer from the Parent U.S. Qualified DB Pension Plan to the SpinCo U.S. Qualified DB Pension Plan of all Liabilities of the Parent U.S. Qualified DB Pension Plan for benefits accrued through the Distribution Date in respect of the SpinCo Employees and Former SpinCo Employees who are participants in the Parent U.S. Qualified DB Pension Plan and all SpinCo Employees’ and Former SpinCo Employees’ surviving spouses, beneficiaries or alternative payees entitled to receive benefits under the Parent U.S. Qualified DB Pension Plan immediately prior to the Distribution Date (the “SpinCo U.S. Qualified DB Pension Plan Participants”) and the applicable assets relating thereto (as described in paragraph (c) below), in a manner that satisfies Sections 401(a)(12), 411(d)(6) and 414(1) of the Code (the “Transferred Benefits”). For the avoidance of doubt, the transfer of assets may be made in installments (i.e, an initial amount and one or more subsequent amounts). Following such transfer, the SpinCo U.S. Qualified DB Pension Plan Participants shall no longer be eligible to participate in the Parent U.S. Qualified DB Pension Plan, and none of the Parent Group, any affiliate of the Parent Group or the Parent U.S. Qualified DB Pension Plan shall thereafter have any further responsibility for the Transferred Benefits, subject to any corrections, adjustments or other actions, in each case, as set forth below. Parent shall retain sponsorship of, be responsible for the management and administration of, and be responsible for all Liabilities under the Parent U.S. Qualified DB Pension Plan and the Parent U.S. Pension Trust, and none of the SpinCo Group, any affiliate of the SpinCo Group or the SpinCo U.S. Qualified DB Pension Plan shall have any Liability relating to the Parent U.S. Qualified DB Pension Plan.

(c)    On or after the Distribution Date, Parent shall, or shall cause the applicable member of the Parent Group to, cause (or shall have caused) the trustee of the Parent U.S. Pension Trust to allocate to the trustee of the SpinCo U.S. Pension Trust assets in an amount meeting the requirements of Section 414(l) of the Internal Revenue Code (the “Section 414(l) Amount”). This action will be conducted in compliance with applicable Law and any applicable notice requirements to any Governmental Authority.
(d)    The Section 414(l) Amount and any adjustments to the Section 414(l) Amount shall be determined by Aon Consulting, Inc. (“Aon”). Parent and SpinCo agree that the assumptions determined by Aon, set forth in Schedule 6.1 to this Agreement for purposes of determining the Section 414(l) Amount, are appropriate for this purpose. SpinCo also agrees that the pension plan benefits provided to SpinCo U.S. Qualified DB Pension Plan Participants under the SpinCo U.S. Qualified DB Pension Plan as of the Distribution Date shall be equal to or greater than the benefits provided to the SpinCo U.S. Qualified DB Pension Plan Participants under the Parent U.S. Qualified DB Pension Plan immediately prior to the Distribution Date.
(e)    In the event that Parent discovers individuals who should have been, but were not, properly designated in the SpinCo U.S. Qualified DB Pension Plan as SpinCo U.S. Qualified DB Pension Plan Participants within the twelve (12)-month period following the date on which the Section 414(l) Amount is transferred (if such transfer is made in installments, then the date on which the final installment is received) to the trustee of the SpinCo U.S. Pension Trust, Parent shall cause the trustee of the Parent U.S. Pension Trust to transfer Liabilities and assets (determined in accordance with Section 414(l)) to the trustee of the SpinCo U.S. Pension Trust to fund the accrued benefits of such individuals under the SpinCo U.S. Qualified DB Pension Plan and such individuals shall thereafter be SpinCo U.S. Qualified DB Pension Plan Participants. To the extent the Parties discover within twelve (12) months after the date on which the Section 414(l) Amount is transferred (if such transfer is made in installments, then the date on which the final installment is received) to the trustee of the SpinCo U.S. Pension Trust that an incorrect amount (either too much or too little) of assets has been transferred from the Parent U.S. Qualified DB Pension Plan to the SpinCo U.S. Qualified DB Pension Plan based on a mistake in the calculation of any SpinCo Pension Participant’s benefit, the Parties shall take all corrective action necessary to ensure that such assets have been properly transferred between the Parent U.S. Qualified DB Pension Plan and the SpinCo U.S. Qualified DB Pension Plan in accordance with ERISA and the Code.
(f)    All participant elections (including beneficiary designations, qualified domestic relations orders, and/or qualified medical child support orders) with respect to the participation of each SpinCo U.S. Qualified DB Pension Plan participant in the Parent U.S. Qualified DB Pension Plan shall be transferred to and be in full force and effect under the SpinCo U.S. Qualified DB Pension Plan in accordance with the terms of such plan and to the extent permissible under such plan, until such elections are replaced or revoked by the SpinCo U.S. Qualified DB Pension Plan participant who made such election.
(g)    The calculations of the Section 414(l) Amount for purposes of determining the transfer from the Parent U.S. Pension Plan to the SpinCo U.S. Pension Plan described above shall be determined without regard to the value of retiree health benefit Liabilities that are funded in whole or in part through any account maintained under the Parent U.S. Pension Plan pursuant to Section 401(h) of the Code.
(h)    SpinCo shall cause the SpinCo U.S. Pension Plan to establish a 401(h) account for purposes of providing post-retirement medical benefits to eligible participants, and Parent shall cause such Parent U.S. Pension Plan to transfer assets in an amount determined by Parent from its 401(h) account to the corresponding SpinCo Pension Plan’s 401(h) account.
(i)    Notwithstanding anything to the contrary in this Article VI, no assets or Liabilities of any Parent U.S. Pension Plan in respect of SpinCo U.S. Qualified DB Pension Plan Participants located in Puerto Rico shall be transferred to a SpinCo U.S. Pension Plan, and SpinCo Employees located in Puerto Rico shall be deemed to have terminated their employment with Parent as of the Effective Time for purposes of the applicable Parent U.S. Pension Plan in which they participate as of immediately prior to the Effective Time.
6.2    U.S. Non-Qualified DB Pension Plans.
(a)    Establishment of SpinCo U.S. Non-Qualified DB Pension Plans. As of no later than the Distribution Date, SpinCo shall establish the SpinCo U.S. Non-Qualified DB Pension Plans Plans, which shall have provisions that substantially mirror the Parent U.S. Non-Qualified DB Pension Plans (other than with respect to provisions regarding sponsorship and administration which shall reflect the Distribution).
(c)    Assumption of Liabilities. As of the Distribuion Date, SpinCo shall, and shall cause each SpinCo U.S. Non-Qualified DB Plan to, assume all Liabilities under the corresponding Parent U.S. Non-Qualified DB Plan related to the benefits of SpinCo Employees and Former SpinCo Employees determined as of immediately prior to the Distribuion Date, and Parent Group and such Parent U.S. Non-Qualified DB Plan shall be relieved of all Liabilities related to such benefits. Parent shall retain all Liabilities under each Parent U.S. Non-Qualified DB Plan for the benefits of Parent Employees and Former Parent Employees. From and after the Distribuion Date, SpinCo Employees and Former SpinCo Employees shall cease to be participants in the Parent U.S. Non-Qualified DB Plans.
(d)    Participant Elections. Any election made by a SpinCo Employee or Former SpinCo Employee under the Parent U.S. Non-Qualified DB Plans, including without limitation those with respect to compensation deferral, investments, optional forms of benefit, benefit commencement and beneficiaries, shall generally be recognized for the same purposes under the SpinCo U.S. Non-Qualified DB Plans until such elections are replaced or revoked by the SpinCo Employee or Former SpinCo Employee who made such election in accordance with the terms of the applicable plans. No new elections shall be permitted under the Parent U.S. Non-Qualified DB Plans and SpinCo U.S. Non-Qualified DB Plans as a result of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement.
(e)    Participation; Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary

Agreement shall trigger a payment or distribution of compensation under any Parent U.S. Non-Qualified DB Plan or SpinCo U.S. Non-Qualified DB Plan for any participant and, consequently, that the payment or distribution of any compensation to which any participant is entitled under any such plan shall occur upon such participant’s separation from service from the Parent Group or SpinCo Group or at such other time in accordance with participant’s deferral election or as otherwise provided in the applicable U.S. non-qualified defined benefit pension plan.
6.3    Non-U.S. Defined Benefit Arrangements. Treatment of defined benefit arrangements outside the United States is set forth on Annex A or the applicable Local Transfer Agreement.
ARTICLE VII
DEFERRED COMPENSATION PLANS
7.1    Establishment of Deferred Compensation Plans. As of no later than the Distribution Date, SpinCo shall establish the SpinCo Deferred Compensation Plans.
7.2    Assumption of Assets and Liabilities. As of the Effective Time, SpinCo shall, and shall cause each SpinCo Deferred Compensation Plan to, assume all Liabilities under the corresponding Parent Deferred Compensation Plan related to the benefits of SpinCo Employees determined as of immediately prior to the Effective Time, and Parent Group and such Parent Deferred Compensation Plan shall be relieved of all Liabilities related to such benefits. Parent shall retain all Liabilities under each Parent Deferred Compensation Plan for the benefits of Parent Employees and Former Employees. From and after the Effective Time, SpinCo Employees shall cease to be participants in the Parent Deferred Compensation Plans.
7.3    Participant Elections. Any election made by a SpinCo Employee under the Parent Deferred Compensation Plans, including without limitation those with respect to compensation deferral, investments, optional forms of benefit, benefit commencement and beneficiaries, shall generally be recognized for the same purposes under the SpinCo Deferred Compensation Plans until such elections are replaced or revoked by the SpinCo Employee who made such election in accordance with the terms of the applicable plans. No new elections shall be permitted under the Parent Deferred Compensation Plans and SpinCo Deferred Compensation Plans as a result of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement.
7.4    Participation; Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement shall trigger a payment or distribution of compensation under any Parent Deferred Compensation Plan or SpinCo Deferred Compensation Plan for any participant and, consequently, that the payment or distribution of any compensation to which any participant is entitled under any such plan shall occur upon such participant’s separation from service from the Parent Group or SpinCo Group or at such other time in accordance with participant’s deferral election or as otherwise provided in the applicable deferred compensation plan.

ARTICLE VIII
HEALTH AND WELFARE PLANS
8.1    Establishment of Health and Welfare Plans.
(a)    Effective on or before the Distribution Date, SpinCo shall adopt Health and Welfare Plans for the benefit of SpinCo Employees located in the United States and shall be responsible for all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of SpinCo Employees or their covered dependents and beneficiaries under the SpinCo Health and Welfare Plans. The Parties acknowledge and agree that SpinCo Employees located in the United States shall cease participation in the Parent Health and Welfare Plans as of the date immediately preceding the Distribution Date and shall commence participation in the SpinCo Health and Welfare Plans as of the Distribution Date. Without limiting the generality of the foregoing, with respect to any SpinCo Employee who becomes entitled to receive disability benefits under the Parent Health and Welfare Plans prior to the Distribution Date, SpinCo shall be responsible, as of the Distribution Date, for providing to such SpinCo Employee disability benefits under the SpinCo Health and Welfare Plans.
(b)    Effective on or before the Effective Time, SpinCo shall establish a healthcare and dependent care flexible spending account benefit plan (the “SpinCo FSA”). As of the effective date of the SpinCo FSA, any balance in excess of $ in a SpinCo Employee’s account under the healthcare and dependent care flexible spending account benefit plan maintained by Parent (the “Parent FSA”) shall be transferred to the SpinCo FSA, and SpinCo Employees shall be permitted to submit for reimbursement claims incurred under the Parent FSA prior thereto to the SpinCo FSA.
(c)    SpinCo Health and Welfare Plans in the United States shall be treated as having been spun off from the corresponding Parent Health and Welfare Plans for purposes of HIPAA, the transfer of flexible spending account balances and participants’ benefit elections.
8.2    Retention of Sponsorship and Liabilities; COBRA.
(a)    Following the Effective Time, unless otherwise expressly provided herein, Parent shall retain (a) sponsorship of all Parent Health and Welfare Plans and any trust or other funding arrangement established or maintained with respect to such plans, including any assets held as of the Effective Time with respect to such plans, and (b) all Liabilities under the Parent Health and Welfare Plans. Parent shall not assume any Liability under any SpinCo Health and Welfare Plan.
(b)    Effective as of the establishment of the SpinCo Health and Welfare Plans, SpinCo Entities shall be responsible for providing COBRA coverage to all SpinCo Employees and their beneficiaries with respect to (i) any “qualifying event” (as defined under COBRA) occurring on or after the establishment of the SpinCo Health and Welfare Plans and (ii) any reduction in hours “qualifying event” occurring prior to the establishment of the SpinCo Health and Welfare Plans, and shall retain, indemnify and hold harmless Parent Entities for all Liabilities under COBRA or similar applicable Law with respect to any such qualifying event.

8.3    Workers’ Compensation Liabilities. Except as noted below, all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Parent Employee or Former Parent Employee that results from an accident occurring or an occupational disease becoming manifest at any time shall be retained by Parent. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a SpinCo Employee or Former SpinCo Employee that results from an accident occurring or an occupational disease becoming manifest at any time shall be retained by SpinCo. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Former Employee occurring on or after January 1, 2008 and while the Former Employee was associated with Parent’s healthcare business as determined by Parent shall be retained by SpinCo. Parent and SpinCo shall, and shall cause the other Parent Entities and SpinCo Entities to, cooperate with respect to any notification to appropriate governmental agencies of the Effective Time and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.
8.4    Payroll Taxes and Reporting of Compensation. Parent and SpinCo shall, and shall cause the other Parent Entities and SpinCo Entities to, take such action as may be reasonably necessary or appropriate to minimize Liabilities related to payroll taxes after the Effective Time. Parent and SpinCo shall, and shall cause the other Parent Entities and SpinCo Entities to, each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by its employees after the Effective Time, including compensation related to the exercise of Options or any other taxable event relating to equity compensation.
8.5    Non-U.S. Arrangements. In the case of SpinCo Employees employed outside the United States as of immediately prior to the Effective Time, SpinCo shall comply with all applicable Law governing their health and welfare benefits arrangements and all other terms and conditions of their employment, transfer of employment or termination of employment in connection with the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement.
ARTICLE IX
U.S. POST-RETIREMENT HEALTHCARE AND LIFE INSURANCE BENEFITS
9.1    Establishment of Post-Retirement Plans. Effective on or before the Distribution Date, SpinCo shall establish plans providing for post-retirement healthcare and life insurance benefits to employees based in the United States.
9.2    Assumption of Liabilities. As of the Effective Time, SpinCo shall, or shall cause its Subsidiaries to, assume all Liabilities and, if so determined by Parent, receive a transfer of certain assets with respect to post-retirement healthcare and life insurance benefits relating to any SpinCo Employee or Former SpinCo Employee based in the United States (except for any Former SpinCo Employee who was employed in Puerto Rico) who, immediately prior to the Effective Time, is eligible for post-retirement healthcare and life insurance benefits under the applicable Parent Benefit Plan, and Parent Group and such Parent Benefit Plan shall be relieved of all Liabilities related to such benefits.

9.3    VEBA. Effective on or before the Distribution Date, SpinCo shall establish a voluntary employees’ beneficiary association plan (the “SpinCo VEBA”) for the purpose of providing post-retirement medical benefits to eligible SpinCo Employees or Former SpinCo Employees based in the United States who are or were covered by a collective bargaining agreement. As soon as practicable following the Effective Time, Parent shall cause its voluntary employees’ beneficiary association plan relating to the provision of post-retirement medical benefits to transfer assets in an amount determined by Parent to the SpinCo VEBA.
ARTICLE X
EQUITY AWARD ADJUSTMENTS
10.1    Equity Award Adjustments. Prior to the Effective Time, Parent shall cause SpinCo to adopt the SpinCo Long-Term Incentive Plan. Parent and SpinCo shall take all actions necessary or appropriate so that each outstanding Parent Option, Parent SAR, Parent RSU Award, Parent Performance Share Award and Parent DSU Award (collectively, “Parent Equity Awards”) granted under any Parent Long-Term Incentive Plan held by any individual shall be adjusted as set forth in this Article X. The adjustments set forth below, as determined by the Parent Board or the Compensation and Talent Committee of the Parent Board (the “Parent C&T Committee”) pursuant to their authority under the applicable Parent Long-Term Incentive Plan, shall be the sole adjustments made with respect to the Parent Equity Awards in connection with the transactions contemplated by this Agreement, the Separation Agreement or any Ancillary Agreement.
(a)    Parent Options and Parent SARs Held by SpinCo Employees. Each Parent Option or Parent SAR held by a SpinCo Employee that is outstanding as of immediately prior to the Effective Time shall be converted into a SpinCo Option or SpinCo SAR, respectively, generally subject to the same terms and conditions as applicable to such Parent Option or Parent SAR, as applicable, immediately prior to the Effective Time; provided, however, that from and after the Effective Time:
(i)    the number of SpinCo Shares subject to such SpinCo Option or SpinCo SAR shall be equal to the product, rounded down to the nearest whole share, of (A) the number of Parent Shares subject to such Parent Option or Parent SAR, as applicable, immediately prior to the Effective Time, multiplied by (B) the SpinCo Ratio; and
(ii)    the per share exercise price of such SpinCo Option or SpinCo SAR shall be equal to the quotient, rounded up to the nearest cent, of (A) the per share exercise price of such Parent Option or Parent SAR, as applicable, immediately prior to the Effective Time, divided by (B) the SpinCo Ratio.
Notwithstanding anything to the contrary in this Section 10.1(a), the exercise price, the number of SpinCo Shares subject to each post-conversion SpinCo Option and SpinCo SAR and the terms and conditions of exercise of such options and SARs shall be determined in a manner that is not inconsistent with the requirements of Section 409A of the Code and, if so determined by Parent, in a manner as to avoid adverse tax treatment or other adverse legal consequences for the options and SARs in any countries outside the United States.
(b)    Parent Options and Parent SARs Held by Parent Employees and Former Employees. Each Parent Option or Parent SAR held by a Parent Employee or Former Employee that is outstanding as of immediately prior to the Effective Time shall generally remain subject to the same terms and conditions as applicable to such Parent Option or Parent SAR, as applicable, immediately prior to the Effective Time; provided, however, that from and after the Effective Time:
(i)    the number of Parent Shares subject to such Parent Option or Parent SAR shall be equal to the product, rounded down to the nearest whole share, of (A) the number of Parent Shares subject to such Parent Option or Parent SAR, as applicable, immediately prior to the Effective Time, multiplied by (B) the Parent Ratio; and
(ii)    the per share exercise price of such Parent Option or Parent SAR shall be equal to the quotient, rounded up to the nearest cent, of (A) the per share exercise price of such Parent Option or Parent SAR, as applicable, immediately prior to the Effective Time, divided by (B) the Parent Ratio.
Notwithstanding anything to the contrary in this Section 10.1(b), the exercise price, the number of Parent Shares subject to each post-conversion Parent Option and Parent SAR and the terms and conditions of exercise of such options and SARs shall be determined in a manner that is not inconsistent with the requirements of Section 409A of the Code and, if so determined by Parent, in a manner as to avoid adverse tax treatment or other adverse legal consequences for the options and SARs in any countries outside the United States.
(c)    Parent RSU Awards Held by SpinCo Employees. Each Parent RSU Award held by a SpinCo Employee that is outstanding as of immediately prior to the Effective Time shall be converted into a SpinCo RSU Award generally subject to the same terms and conditions as applicable to such Parent RSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of SpinCo Shares subject to such SpinCo RSU Award shall be equal to the product, rounded up to the nearest whole share, of (i) the number of Parent Shares subject to such Parent RSU Award immediately prior to the Effective Time, multiplied by (ii) the SpinCo Ratio.
(d)    Parent RSU Awards Held by Parent Employees and Former Employees. Each Parent RSU Award held by a Parent Employee or Former Employee that is outstanding as of immediately prior to the Effective Time shall generally remain subject to the same terms and conditions as applicable to such Parent RSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of Parent Shares subject to such Parent RSU Award shall be equal to the product, rounded up to the nearest whole share, of (i) the number of Parent Shares subject to such Parent RSU Award immediately prior to the Effective Time, multiplied by (ii) the Parent Ratio.

(e)    Parent Performance Share Awards Held by SpinCo Employees. Each Parent Performance Share Award held by a SpinCo Employee that is outstanding as of immediately prior to the Effective Time shall be converted into a SpinCo RSU Award subject only to service-based vesting conditions and otherwise generally the same terms and conditions as applicable to such Parent Performance Share Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of SpinCo Shares subject to such SpinCo RSU Award shall be equal to the product, rounded up to the nearest whole share, of (i) the number of Parent Shares subject to such Parent Performance Share Award immediately prior to the Effective Time, determined based on (A) target performance in respect of measurement periods that have not been completed by the Effective Time and (B) actual performance certified by the Parent C&T Committee in respect of measurement periods that have been completed by the Effective Time, multiplied by (ii) the SpinCo Ratio.
(f)    Parent Performance Share Awards Held by Parent Employees and Former Employees. Each Parent Performance Share Award held by a Parent Employee or Former Employee that is outstanding as of immediately prior to the Effective Time shall generally remain subject to the same terms and conditions as applicable to such Parent Performance Share Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the performance goals shall be adjusted in a manner determined by the Parent C&T Committee to reflect the Separation, and the target number of Parent Shares subject to such Parent Performance Share Award shall be equal to the product, rounded up to the nearest whole share, of (i) the target number of Parent Shares subject to such Parent Performance Share Award immediately prior to the Effective Time, multiplied by (ii) the Parent Ratio.
(g)    Parent DSU Awards Held by Current Directors. Each Parent DSU Award held by a member of the Parent Board as of immediately prior to the Effective Time that is outstanding as of immediately prior to the Effective Time shall generally be converted into both a Parent DSU Award and a SpinCo DSU Award, in each case subject to the same terms and conditions as applicable to such Parent DSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:
(i)    the number of Parent Shares subject to the post-conversion Parent DSU Award shall be equal to the same number of Parent Shares subject to such Parent DSU Award immediately prior to the Effective Time; and
(ii)    the number of SpinCo Shares subject to the post-conversion SpinCo DSU Award shall be equal to the product, rounded up to the nearest whole share, of (A) the number of Parent Shares subject to such Parent DSU Award immediately prior to the Effective Time, multiplied by (B) the distribution ratio determined by Parent in connection with the Distribution in accordance with Section 3.4(b) of the Separation Agreement.
(h)    Parent DSU Awards Held by Former Directors. Each Parent DSU Award held by a former member of the Parent Board as of immediately prior to the Effective Time that is outstanding as of immediately prior to the Effective Time shall generally remain subject to the same terms and conditions as applicable to such Parent DSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of Parent Shares subject to such Parent DSU Award shall be equal to the product, rounded up to the nearest whole share, of (i) the number of Parent Shares subject to such Parent DSU Award immediately prior to the Effective Time, multiplied by (ii) the Parent Ratio.
10.2    Non-U.S. Grants/Awards. Parent and SpinCo retain the discretion (but are not required) to adjust Parent Equity Awards in a manner that differs from the adjustments described in Section 10.1 of this Agreement if necessary or advisable to avoid adverse tax treatment or other adverse legal consequences in countries outside the United States and to the extent legally permissible in the respective jurisdictions.
10.3    Miscellaneous Award Terms.
(a)    Parent Equity Awards, as adjusted pursuant to Section 10.1and regardless of by whom held, shall be settled by Parent pursuant to the terms of the applicable Parent Long-Term Incentive Plan, and SpinCo Equity Awards, regardless of by whom held, shall be settled by SpinCo pursuant to the terms of the applicable SpinCo Long-Term Incentive Plan.
(b)    With respect to non-employee directors of Parent as of immediately following the Effective Time, the Effective Time shall not constitute a termination of service for purposes of any Parent Equity Award or SpinCo Equity Award, and service (or termination of service following the Effective Time) with Parent shall be treated as service (or termination of service following the Effective Time) with SpinCo with respect to any SpinCo Equity Award.
(c)    The Parent Options, Parent SARs, SpinCo Options and SpinCo SARs shall not be exercisable during a period beginning on a date prior to the Effective Time determined by Parent in its sole discretion, and continuing until the Parent Post-Separation Value and the SpinCo Stock Value are determined, or such longer period as Parent, with respect to Parent Options and Parent SARs, and SpinCo, with respect to SpinCo Options and SpinCo SARs, determine is necessary to implement the provisions of this Article X. Parent Equity Awards and SpinCo Equity Awards, other than Parent Options, Parent SARs, SpinCo Options and SpinCo SARs, shall not be settled during a period beginning on a date prior to the Effective Time determined by Parent in its sole discretion, and continuing until the Parent Post-Separation Value and the SpinCo Stock Value are determined, or such longer period as Parent, with respect to Parent Equity Awards (other than Parent Options and Parent SARs), and SpinCo, with respect to SpinCo Equity Awards (other than SpinCo Options and SpinCo SARs), determine is necessary to implement the provisions of this Article X.
ARTICLE XI
GENERAL AND ADMINISTRATIVE
11.1    Sharing of Participant Information.
(a)    To the extent permitted by applicable Law, Parent and SpinCo shall, and shall respectively cause each other Parent Entity and SpinCo Entity to, share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Parent Benefit Plans and SpinCo Benefit Plans.
(b)    Parent and SpinCo and their respective authorized agents shall, subject to applicable Law and the entry into such agreements as shall be reasonably necessary or appropriate to comply with all applicable data protection laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary or appropriate for the administration of matters set forth in this Agreement. For such period following the Effective Time as is reasonably necessary or appropriate to fulfill the purposes and intent of this Agreement, all participant information shall be provided in a manner and medium as may be mutually agreed to by Parent and SpinCo.
11.2    Reasonable Efforts/Cooperation. Each of the Parties hereto shall use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law and regulations to consummate the transactions contemplated by this Agreement. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities filings (remedial or otherwise)), consent or approval with respect to or by a governmental agency or authority in any jurisdiction in the United States or abroad. The phrase “commercially reasonable efforts” as used herein shall not be construed to require any Party to incur any non-routine or unreasonable expense or Liability or to waive any right.
11.3    No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Persons (including Parent Employees, SpinCo Employees and Former Employees) any rights or remedies hereunder. Except as expressly provided otherwise in this Agreement, nothing in this Agreement shall preclude Parent or any other Parent Entity, at any time after the Effective Time, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Parent Benefit Plan, any benefit under any Parent Benefit Plan or any trust, insurance policy or funding vehicle related to any Parent Benefit Plan. Except as expressly provided otherwise in this Agreement, nothing in this Agreement shall preclude SpinCo or any other SpinCo Entity, at any time after the Effective Time, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any SpinCo Benefit Plan, any benefit under any SpinCo Benefit Plan or any trust, insurance policy or funding vehicle related to any SpinCo Benefit Plan.
11.4    Fiduciary Matters. It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary or appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.
11.5    Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, the Parties hereto shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.
ARTICLE XII
MISCELLANEOUS
12.1    Effectiveness. This Agreement shall become effective immediately prior to the Effective Time.
12.2    Effect If Effective Time Does Not Occur. If the Separation Agreement is terminated in accordance with its terms prior to the Effective Time, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Effective Time, shall not be taken or occur.
12.3    Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.
12.4    Affiliates. Each of Parent and SpinCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by another Parent Entity or a SpinCo Entity, respectively.
12.5    Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, mutatis mutandis, except to the extent inconsistent with any provision herein: Article IV (Mutual Releases: Indemnification), Article VI (Exchange of Information; Confidentiality), Article VII (Dispute Resolution), Article VIII (Further Assurances; Additional Covenants) and Article X (Miscellaneous).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be duly executed as of the day and year first above written.

3M COMPANY

By:
Name:
Title:

SOLVENTUM CORPORATION

By:
Name:
Title:
[Signature Page to Employee Matters Agreement]